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                              THIRD AMENDMENT TO
                         AAR CORP. STOCK BENEFIT PLAN


     WHEREAS, AAR CORP. (the "Company") adopted the AAR CORP. Stock Benefit Plan (the "Plan"), amended the Plan by a First Amendment dated July 29, 1996, and a Second Amendment dated January 2, 1997, and reserved the right to further amend the Plan; and

     WHEREAS, the Company deems it to be in its best interest to further amend the Plan as described below;

     NOW, THEREFORE, the Plan is hereby amended as follows, effective as of April 8, 1997:

          1.   Section 2.4 is amended to read as follows:

               2.4  "Change in Control" means the earliest of:

                    (a) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), has acquired (other than directly from the Company) beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act), of more than 20% of the outstanding capital stock of the Company entitled to vote for the election of directors;

                    (b) the commencement by an entity, person, or group (other than the Company or a subsidiary of the Company) of a tender offer or an exchange offer for more than 20% of the outstanding voting stock of the Company;

                    (c) the effective time of (i) a merger or consolidation or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such business combination hold less than 60% of the voting stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the assets of the Company other than to an


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                         entity of which the Company owns at least 80% of the
                         voting stock; or

                    (d) the election, over any period of time, to the Board of Directors of the Company without the recommendation or approval of the incumbent Board of Directors of the Company, of the lesser of (i) three directors, or (ii) directors constituting a majority of the number of directors of the Company then in office; or

                    (e) the occurrence of any arrangement or understanding relating to the Company which would give rise to a filing requirement with the Securities and Exchange Commission pursuant to Rule 14F-1 of the Exchange Act Rules under the Securities Exchange Act of 1934.

          2.   Section 4.3 is added to read as follows:

               4.3 The total number of Shares with respect to which Options or Limited Rights, or any combination thereof, may be granted under the Plan to any Grantee during any 12 month period shall not exceed 300,000 Shares.

          3.   The following paragraph is added at the end of Section 11:

               Notwithstanding the provisions of the preceding paragraph, a Grantee, at any time prior to his death, may assign all or any portion of an Award granted to him (other than an ISO) to (i) his spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant, (iii) a partnership of which his spouse and lineal descendants are the only partners, or (iv) a tax exempt organization as described in
               Section 501(c)(3) of the Code. In such event, the spouse, lineal descendant, trustee, partnership or tax exempt organization will be entitled to all of the rights of the Grantee with respect to the assigned portion of such Award, and such portion of the Award will continue to be subject to all of the terms, conditions and restrictions applicable to the Award, as set forth herein, and in the related Option Agreement, Restricted Stock Agreement or Limited Right Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if
               (i) the Grantee does not receive any consideration therefor, and
               (ii) the assignment is expressly approved by the Company. Any such assignment shall be evidenced by an appropriate written document executed by the Grantee, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment. This paragraph shall apply to all Awards granted under the Plan at any time.


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     This Third Amendment has been executed by the Company, by its duly authorized officer, on this 6th day of May, 1997 and attested by its Secretary.


                                   AAR CORP.



                                   By    /s/ David P. Storch
                                     --------------------------------------
                                        David P. Storch, President and
                                        Chief Executive Officer

ATTEST:


/s/ Howard A. Pulsifer
-----------------------------------
Howard A. Pulsifer, Secretary

SEAL






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